                                                                Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-71195) of SFX Entertainment, Inc. of our report dated December 12, 1996, relating to the financial statements of Pavilion Partners, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Houston, Texas
February 8, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of SFX Entertainment, Inc. (File No. 333-71195) of our report dated June 25, 1997, on our audits of the consolidated financial statements of ProServ, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                                                /s/ PricewaterhouseCoopers LLP
                                                PricewaterhouseCoopers LLP


McLean, Virginia
February 8, 1999